EXHIBIT 99.1

CENTRAL ORIGINATING LEASE II LLC

200 Renaissance Center

10th Floor, MC: 482-B10-A68

Detroit, Michigan 48265

ALLY FINANCIAL INC.

200 Renaissance Center

10th Floor, MC: 482-B10-A68

Detroit, Michigan 48265

            , 20

BNY Mellon Trust of Delaware	Ally Financial Lease Trust
301 Bellevue Parkway, 3rd Floor	c/o Deutsche Bank Trust Company Delaware
Wilmington, DE 19809	1011 Centre Road, Suite 200
Wilmington, DE 19805-1266

Capital Auto Receivables Asset Trust 20 -SN ,	Capital Auto Receivables LLC
as Secured Noteholder	200 Renaissance Center
c/o [ ]	10th Floor, MC: 482-B10-A68
[ ]	Detroit, MI 48265
[ ]

Ally Financial Inc., as Servicer
200 Renaissance Center
10th Floor, MC: 482-B10-A68
Detroit, MI 48265

Re: Transfer Direction re Beneficial Interest in Applicable Trust Estate and Notice of Allocation of Lease Assets to Series 20    -SN

Ladies and Gentlemen:

Reference is hereby made to the following documents:

(a) that certain Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004 (as it may be amended from time to time, the “VAULT Trust Agreement”), between BNY Mellon Trust of Delaware (as successor to Chase Manhattan Bank USA, National Association), as Trustee (the “VAULT Trustee”), and Ally Financial Inc. (f/k/a GMAC Inc. and General Motors Acceptance Corporation) (“Ally Financial”), as Servicer and as Initial Trust Beneficiary, as acknowledged and agreed to by Central Originating Lease II Trust, which is now known as Ally Financial Lease Trust (“AFLT”), as a Trust Beneficiary pursuant to the AFLT Designation;

(b) that certain VAULT Pledge and Security Agreement, to be dated on or about             , 20    (the “VAULT Pledge and Security Agreement”), by Vehicle Asset Universal Leasing Trust, as Pledgor, on behalf of and acknowledged by AFLT, and in favor of any Secured Noteholder, as Pledgee;

(c) that certain Declaration of Trust, dated as of March 23, 2012, as amended by Amendment No. 1 thereto, dated as of December 19, 2013 (as it may be further amended from time to time, the “Declaration of Trust”), by Deutsche Bank Trust Company Delaware, as AFLT Owner Trustee (the “AFLT Owner Trustee”), and acknowledged, accepted and agreed to by Central Originating Lease II LLC, as Residual Certificateholder (the “Residual Certificateholder”); and

(d) that certain AFLT 20    -SN     Supplement to Declaration of Trust (as amended, modified or supplemented from time to time, the “AFLT 20    -SN     Series Supplement”), to be dated on or about             , 20    , between the Residual Certificateholder and the AFLT Owner Trustee.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the VAULT Trust Agreement, or if not defined therein, in Part I of Exhibit I to the Declaration of Trust, or if not defined therein, in Part I of Appendix A to the Trust Sale and Administration Agreement, to be dated on or about            , 20    , by and among Capital Auto Receivables LLC, Ally Financial and Capital Auto Receivables Asset Trust 20    -SN     (“CARAT”).

This letter constitutes both a Transfer Direction and an Allocation Notice, respectively, as such terms are defined in Part I of Exhibit I to the Declaration of Trust.

Pursuant to Section 9.1 of the VAULT Trust Agreement, Ally Financial hereby informs the VAULT Trustee that it intends to convey (the “Transfer”) all of its right, title and interest in and to its Beneficial Interest in that portion of its respective Applicable Trust Estate consisting of the Leased Vehicles identified on Schedule I hereto (collectively, the “Transferred Vehicles”) to AFLT (the “Transferee”). Ally Financial hereby instructs the VAULT Trustee from and after             , 20    (the “Transfer Effective Date”) and until otherwise directed by the Transferee, to hold legal title to such portion of the Applicable Trust Estate as nominee for the benefit of the Transferee. Ally Financial acknowledges and agrees by execution of this Transfer Direction and Allocation Notice that it shall no longer hold any Beneficial Interest in the Transferred Vehicles from and after the Transfer Effective Date. Further, Ally Financial, as Servicer, shall amend each Schedule of Vehicles maintained pursuant to the VAULT Trust Agreement to remove from the GMAC Series any reference to the Transferred Vehicles and shall reallocate such Transferred Vehicles to the AFLT Series. Furthermore, Ally Financial, as Servicer, shall provide notice to the VAULT Trustee of its intention to exercise the optional repurchase right with respect to the Lease Assets under Section 7.01 of the Servicing Agreement.

Pursuant to Section 9.1 of the VAULT Trust Agreement, AFLT represents and warrants that it is not an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA, and including foreign or government plans), any “plan” described in Section 4975 of the Code, or an entity whose underlying assets are deemed to include “plan assets” of any of the foregoing (including an insurance company general account).

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Pursuant to Section 2 of the VAULT Pledge and Security Agreement, the Leased Vehicles identified on Schedule I shall from and after the Transfer Effective Date constitute part of the VAULT Pledged Collateral for purposes of the VAULT Pledge and Security Agreement.

Pursuant to Section 3.2 of the Declaration of Trust, and in accordance with Section 10.1(a) of the AFLT 20    -SN     Series Supplement, the Residual Certificateholder hereby directs the AFLT Owner Trustee to identify and allocate or cause to be identified and allocated the AFLT Lease Assets identified on Schedule I hereto to Series 20    -SN     and the Series 20    -SN     Portfolio.

AFLT hereby reaffirms its agreement to be bound by the terms of the VAULT Trust Agreement as a Trust Beneficiary pursuant to (x) the AFLT Designation, and (y) its acceptance and agreement to the VAULT Trust Agreement.

The parties agree that this Transfer Direction and Allocation Notice will become effective on the Transfer Effective Date upon delivery by each party of an executed counterpart of this Transfer Direction and Allocation Notice and receipt of an opinion of counsel to Ally Financial that the Transfer effected hereunder is permitted by Section 9.1 of the VAULT Trust Agreement.

It is expressly understood and agreed by the parties hereto that (a) this letter is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of AFLT, (b) each of the representations, undertakings and agreements herein made on the part of AFLT is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only AFLT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of AFLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by AFLT under this letter or the other AFLT Transaction Documents.

It is expressly understood and agreed by the parties hereto that (a) this letter is executed and delivered by [                    ], not individually or personally but solely as owner trustee of CARAT, (b) each of the representations, undertakings and agreements herein made on the part of CARAT is made and intended not as personal representations, undertakings and agreements by [                    ] but is made and intended for the purpose of binding only CARAT, and (c) under no circumstances shall [                    ] be personally liable for the payment of any indebtedness or expenses of CARAT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by CARAT under this letter or the other Transaction Documents.

It is expressly understood and agreed by the parties hereto that (a) this letter is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of VAULT, (b) each of the representations, undertakings and agreements herein made on the part of VAULT is made and intended not as personal representations, undertakings and

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agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only VAULT, and (c) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of VAULT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by VAULT under this letter or the other related documents.

.

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Please acknowledge your receipt of and agreement to this Transfer Direction and Allocation Notice by signing a counterpart hereof in the space provided below.

Sincerely,

ALLY FINANCIAL INC., as Initial Trust Beneficiary, Transferor and Secured Noteholder

By:

Name:
Title:

CENTRAL ORIGINATING LEASE II LLC, as Residual Certificateholder

By:

Name:
Title:

VAULT Transfer Direction and Allocation Notice (CARAT 20    -SN    )

ACKNOWLEDGED AND AGREED:

BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as VAULT Trustee

By:

Name:
Title:

ALLY FINANCIAL INC., as Servicer

By:
Name:
Title:

VAULT Transfer Direction and Allocation Notice (CARAT 20    -SN    )

ALLY FINANCIAL LEASE TRUST, as a Trust Beneficiary and Transferee

By: DEUTSCHE BANK TRUST COMPANY but DELAWARE, not in its individual capacity solely as AFLT Owner Trustee

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as AFLT Owner Trustee

By:

Name:
Title:

By:

Name:
Title:

VAULT Transfer Direction and Allocation Notice (CARAT 20    -SN    )

CAPITAL AUTO RECEIVABLES LLC, as a Secured Noteholder

By:

Name:
Title:

CAPITAL AUTO RECEIVABLES ASSET TRUST 20 -SN , as a Secured Noteholder

By:	[ ], not in its individual capacity but solely as CARAT Owner Trustee

By:

Name:
Title:

By:

Name:
Title:

VAULT Transfer Direction and Allocation Notice (CARAT 20    -SN    )

Schedule I

Schedule of Leased Vehicles

On file with VAULT Trustee

Schedule of Leases

Delivered by Ally Financial to the AFLT Owner Trustee and the AFLT Indenture Trustee

Sch. I